UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2019 (December 31, 2018)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dennis Durkin as Chief Financial Officer of the Company

On January 2, 2019, Activision Blizzard, Inc. (the “Company”) appointed Dennis Durkin to be the Chief Financial Officer of the Company.  Mr. Durkin, 48, joined the Company in March 2012 as Chief Financial Officer and served in that role until May 2017.  He served as Chief Corporate Officer of the Company from May 2017 until January 1, 2019.  In connection with this appointment, the Company and Mr. Durkin have agreed to the terms of employment summarized below.  These terms will be memorialized in an instrument to be entered into between the Company and Mr. Durkin.

Mr. Durkin’s term of employment as Chief Financial Officer began on January 2, 2019 and will continue until terminated by either the Company or Mr. Durkin  upon specified prior notice. The terms of employment provide for: (a) a minimum annual base salary of $900,000, (b) eligibility to receive annual discretionary bonuses targeted at 150% of base salary, and (c) eligibility for $3 million of life insurance and other benefits generally available to Company executives.

Mr. Durkin will receive a cash sign-on bonus in an amount equal to 4.167 times his annual base salary.  This amount must be repaid to the Company by Mr. Durkin if he is terminated for cause or resigns before January 2, 2020.

Mr. Durkin will also be granted, subject to the Compensation Committee’s approval, equity awards in the form of performance-vesting restricted share units (“PSUs”) having a target value at grant of 12.5 times his annual base salary (with maximum performance value to be determined). The PSUs will vest in March, 2020 and 2021, subject to the achievement of specified financial performance requirements relating to operating income and earnings per share metrics and generally subject to continuing employment on the vesting dates.

The foregoing summary does not purport to be complete.  Readers are encouraged to review the final written instrument memorializing the terms, which the Company expects to file with the SEC with its Annual Report on Form 10-K for the year ending December 31, 2018.

Termination of Employment of Spencer Neumann

Effective as of December 31, 2018, the Company terminated the employment of the Company’s former Chief Financial Officer, Spencer Neumann, for cause after he violated his legal obligations to the Company.  These violations were unrelated to the Company’s financial reporting or disclosure controls and procedures.  As previously reported, on December 31, 2018, the Company notified Mr. Neumann that the Company intended to terminate his employment as the Company’s Chief Financial Officer for cause and that he had been placed on a paid leave of absence from the Company pending an opportunity for him to demonstrate why cause did not exist to terminate his employment or why termination of his employment was not otherwise justified. Subsequent to the delivery of this notice, Mr. Neumann purported to resign in breach of his legal obligations to the Company and was terminated for cause effective as of  December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 4, 2019

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer